Exhibit 99.1

June 19 2006

Dear Host America Corporation Shareholder:

In March we wrote you that the management of Host America is committed to restoring regular, complete and candid communications with our shareholders. This letter continues our implementation of that commitment. Again, we have three key messages:
•
We have experienced unanticipated delays in resuming the financial reporting expected of a publicly-held company, due to the untimely resignation of the company’s previous independent registered public accounting firm.

•	Our business units continue to serve their markets, and are maintaining good relationships with their customers and vendors.
•	Even during this challenging period, we have implemented new initiatives that focus on increasing shareholder value.

On May 2, 2006 Host America was notified of the resignation of its independent registered public accounting firm, J.H. Cohn LLP, effective that date. The Company's Audit Committee Chairman accepted the resignation of J.H. Cohn LLP upon receipt of the notification and immediately commenced a search for a new independent registered public accounting firm. We believe that search has been made difficult as a result of the fact that many of the public accounting firms that have the resources and experience to provide audit services have been very selective with “small company” clients. The vigorous requirements under the Public Company Accounting Oversight Board we believe, has led public accounting firms to exercise a more extensive and lengthy due diligence process. We also believe that this is not an issue just for Host America, but for all companies similarly situated. The Audit Committee is aggressively pursuing engagements with independent registered public accounting firms, but, at this point, we cannot provide you with either an estimate of when an engagement will be achieved, or how long after that it will take to bring our financial reporting, including the 10-K for the year ended June 30, 2005, up to date and resume normal financial reporting.

It is important for you to know that these difficulties have not impeded the operations of the company’s two major business units - Food Service and Energy Management. The Food Services businesses have retained their clients and are maintaining status quo financial performance levels. The Energy Management division has grown significantly since acquisition, and is introducing products into test environments with positive initial reports. Particularly important is the development of our innovative light controller, which has been accepted for beta testing and is being monitored for performance at several locations. We believe that the controller has shown the potential to significantly reduce energy costs without adversely affecting perceived light, and can provide users with great flexibility in automating and adjusting light at various times of the day to meet operational requirements. RS Services has developed a comprehensive marketing plan for the product, which it will initiate after completion and evaluation of the beta tests.

Letter to Shareholders
June 19 2006

As we reported in March, at the request of our former auditors, Host retained a new valuation firm to assess the value of its assets. That valuation review was completed before the auditors resigned the engagement. However, all valuation reports will be subject to additional examination by a new independent registered public accounting firm.

We appreciate that this has been a very challenging time for Host America’s shareholders. We are committed to resuming the reporting requirements governing public companies and strengthening our relationship with shareholders, as well as achieving the potential that is in our businesses. We remain grateful for your patience and support in those efforts.

For the Board of Directors

David Murphy, Acting Chief Executive

This Letter to Shareholders has been reviewed and approved by Host America’s Disclosure Committee.

"Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release, which are not historical facts and that relate to future plans or projected results of Host, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Host’s actual results may vary materially from those described in any forward-looking statement due to, among other possible reasons, the realization of any one or more of the risk factors described in Host’s Annual Report on Form 10-K, or in any of its other filings with the Securities and Exchange Commission, all of which filings any reader of this release is encouraged to study. These risks and uncertainties include the risks associated with Host's entry into new commercial food and energy markets that require the company to develop demand for its products, its ability to access the capital markets, litigation, regulatory investigations and many other risks described in Host's Securities and Exchange Commission fillings. Readers of this release are cautioned not to put undue reliance on forward-looking statements.